Exhibit 4.2.2

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	10.10
(a)(2)	10.10
(a)(3)	N/A
(a)(4)	N/A
(a)(5)	10.10
(b)	10.08, 10.10
311(a)	10.11
(b)	10.11
312(a)	2.06
(b)	16.03
(c)	16.03
313(a)	10.06, 16.02
(b)(1)	N/A
(b)(2)	10.06
(c)	10.06
(d)	10.06
314(a)	7.03, 7.04
(b)	N/A
(c)(1)	16.04
(c)(2)	16.04
(c)(3)	N/A
(d)	14.05
(e)	16.05
(f)	N/A
315(a)	10.01(b)
(b)	10.05
(c)	10.01(a)
(d)	10.01(c)
(e)	9.11
316(a)(last sentence)	2.10
(a)(1)(A)	9.05
(a)(1)(B)	9.04
(a)(2)	N/A
(b)	9.07
(c)	16.13(d)
317(a)(1)	9.08
(a)(2)	9.09
(b)	2.05
318(a)	16.09
(b)	N/A
(c)	16.09

N/A means not applicable.

*                 This Cross-Reference Table is not part of the Indenture.